UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 27, 2008

Date of Report

Date of earliest event reported

INFOSPACE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 27, 2008, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of InfoSpace, Inc. (“InfoSpace” or the “Company”) approved the 2008 InfoSpace Executive Bonus Plan (the “2008 Executive Plan”).

The 2008 Executive Plan provides for the payment of cash bonuses to eligible senior executives, which include the Chairman and Chief Executive Officer, Chief Financial Officer and Treasurer, Chief Marketing Officer, Chief Technology Officer, General Counsel and Secretary, and Chief Accounting Officer. The payment of these cash bonuses is based upon the attainment of specific consolidated revenue and adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, adjusted for non-recurring, non-operational and transitional cost items) objectives established by the Compensation Committee and the achievement by the executive of individual performance objectives reviewed and approved by the Compensation Committee. The target bonus amount for each of the participants in the 2008 Executive Plan is expected to be between 30% and 100% of such participant’s base salary, as determined by the Compensation Committee and in accordance with the employment agreement of the relevant executive.

The foregoing description of the 2008 Executive Plan does not purport to be complete, and is qualified in its entirety by the 2008 Executive Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS.

10.1	2008 InfoSpace Executive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2008

INFOSPACE, INC.

By:	/s/ Alejandro C. Torres
Alejandro C. Torres
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No	Description

10.1	2008 InfoSpace Executive Bonus Plan